Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Third Fiscal Quarter 2019 Financial Results and Declares Distribution of $0.095 Per Share

LOS ANGELES, CA, August 7, 2019—Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended June 30, 2019.

Financial Highlights for the Quarter Ended June 30, 2019

•

Total investment income of $36.7 million ($0.26 per share), down from $38.2 million ($0.27 per share) for the second fiscal quarter of 2019, primarily reflecting lower original issue discount (“OID”) accretion, partially offset by the call protection and prepayment fees earned in connection with the exit of two investments.

•

Net investment income of $16.6 million ($0.12 per share), down from $17.7 million ($0.13 per share) for the second fiscal quarter of 2019, primarily reflecting lower investment income, partially offset by lower operating expenses.

•	Net asset value (“NAV”) per share of $6.60, up from $6.55 for the second fiscal quarter of 2019, primarily driven by income earned in excess of dividends paid and net appreciation on investments.

•	Originated $66.8 million of new investment commitments and received $138.3 million of proceeds from prepayments, exits, other paydowns and sales.

•	A quarterly distribution was declared of $0.095 per share, payable on September 30, 2019 to stockholders of record on September 13, 2019.

Edgar Lee, Chief Executive Officer and Chief Investment Officer, said, “The third quarter was highlighted by continued strong financial results and portfolio performance. NAV increased for the sixth consecutive quarter to $6.60 per share, an 11% increase over the same period one year ago, and net investment income remained solid at $0.12 per share. We made further progress in reducing risk in the portfolio, successfully exiting $27 million of non-core investments, while adding $67 million of new investments that are consistent with our late-cycle investment approach. Importantly, with leverage of only 0.58x and $330 million of dry powder, we are well capitalized and have ample capacity to invest in new opportunities.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.095 per share, payable on September 30, 2019 to stockholders of record on September 13, 2019.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
($ in thousands, except per share data)	June 30, 2019	March 31, 2019	June 30, 2018
Operating results:
Interest income	$32,910	$34,309	$26,634
PIK interest income	1,198	2,280	1,457
Fee income	1,826	1,132	2,425
Dividend income	735	523	1,331

Total investment income	36,669	38,244	31,847
Net expenses	20,061	20,535	17,417

Net investment income	16,608	17,709	14,430
Net realized and unrealized gains (losses), net of taxes	3,378	46,776	9,822

Net increase (decrease) in net assets resulting from operations	$19,986	$64,485	$24,252

Net investment income per common share	$0.12	$0.13	$0.10
Net realized and unrealized gains (losses), net of taxes per common share	$0.02	$0.33	$0.07
Earnings (loss) per common share — basic and diluted	$0.14	$0.46	$0.17

	As of
($ in thousands, except per share data and ratios)	June 30, 2019	March 31, 2019	September 30, 2018
Select balance sheet and other data:
Investment portfolio at fair value	$1,455,031	$1,504,888	$1,491,201
Total debt outstanding	537,278	592,178	637,213
Net assets	930,050	923,456	858,035
Net asset value per share	6.60	6.55	6.09
Total leverage	0.58x	0.64x	0.75x

Total investment income for the quarter ended June 30, 2019 was $36.7 million and included $32.9 million of interest income from portfolio investments, $1.2 million of payment-in-kind (“PIK”) interest income, $1.8 million of fee income and $0.7 million of dividend income. Total investment income was lower as compared to the quarter ended March 31, 2019, primarily due to lower OID accretion, partially offset by the call protection and prepayment fees earned in connection with the exit of two investments during the quarter. PIK interest income represented 3.3% of total investment income for the quarter ended June 30, 2019.

Net expenses for the quarter totaled $20.1 million, down from the quarter ended March 31, 2019. The decrease in net expenses was primarily driven by lower interest expense as a result of a lower level of borrowings during the quarter, partially offset by higher accrued capital gains incentive fees (net of fees waived). The capital gains incentive fees are required to be accrued under U.S. GAAP, but payment is not contractually due under the terms of the investment advisory agreement, unless and until realized capital gains exceed realized capital losses and unrealized capital depreciation on a cumulative basis.

Net realized and unrealized gains, net of taxes, were $3.4 million, primarily reflecting unrealized appreciation on certain debt and equity investments.

Portfolio and Investment Activity

	As of
($ in thousands)	June 30, 2019	March 31, 2019	June 30, 2018
Investments at fair value	$1,455,031	$1,504,888	$1,520,518
Number of portfolio companies	105	110	116
Average portfolio company debt size	$15,400	$15,000	$14,500

Asset class:
Senior secured debt	79.7%	78.9%	76.0%
Unsecured debt	7.0%	8.0%	10.9%
Equity	4.3%	4.2%	3.8%
SLF JV I	8.8%	8.4%	8.7%
Limited partnership interests	0.2%	0.5%	0.6%

Non-accrual debt investments:
Non-accrual investments at fair value	$86,796	$85,854	$67,131
Non-accrual investments as a percentage of debt investments	6.4%	6.1%	4.6%
Number of investments on non-accrual	5	6	8

Interest rate type:
Percentage floating-rate	88.5%	86.3%	82.9%
Percentage fixed-rate	11.5%	13.7%	17.1%

Yields:
Weighted average yield on debt investments (1)	8.7%	9.0%	8.8%
Cash component of weighted average yield on debt investments	8.0%	8.3%	8.5%
Weighted average yield on total portfolio investments (2)	8.2%	8.3%	8.4%

Investment activity:
New investment commitments	$66,800	$100,000	$379,800
New funded investment activity (3)	$74,100	$111,100	$389,000
Proceeds from prepayments, exits, other paydowns and sales	$138,300	$120,700	$280,700
Net new investments (4)	$(64,200)	$(9,600)	$108,300
Number of new investment commitments in new portfolio companies	3	5	24
Number of new investment commitments in existing portfolio companies	4	1	4
Number of portfolio company exits	8	4	28

(1)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including the Company’s share of the return on debt investments in the SLF JV I.

(2)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in the SLF JV I.

(3)	New funded investment activity includes drawdowns on existing revolver commitments.
(4)	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of June 30, 2019, the fair value of the investment portfolio was $1.5 billion and was comprised of investments in 105 companies. These included debt investments in 82 companies, the investment in Senior Loan Fund JV I, LLC (“SLF JV I”) and equity investments in 35 companies, including in SLF JV I and two private equity funds. Thirteen of these equity investments were in companies in which Oaktree Specialty Lending also had a debt investment.

At fair value, 93.4% of the Company’s portfolio as of June 30, 2019 consisted of debt investments, including 54.0% of first liens, 25.8% of second liens and 13.6% of unsecured debt investments, including the debt investments in SLF JV I.

As of June 30, 2019, there were five investments on which the Company had stopped accruing cash and/or PIK interest or OID income that, in the aggregate, represented 10.5% of the Company’s debt portfolio at cost and 6.4% at fair value. During the three months ended June 30, 2019, the Company exited one investment which was on non-accrual status.

As of June 30, 2019, SLF JV I had $348.7 million in assets, including senior secured loans to 51 portfolio companies. The joint venture generated income of $2.3 million for Oaktree Specialty Lending during the quarter ended June 30, 2019. During the quarter ended June 30, 2019, SLF JV I increased the size of its senior revolving credit facility from $200 million to $250 million. As of June 30, 2019, SLF JV I had $62.9 million of undrawn capacity on its senior revolving credit facility.

The Company intends to rotate out of approximately $273 million, at fair value, of investments it has identified as non-core investments. It will also seek to redeploy non-income generating investments comprised of equity investments, limited partnership interests and loans currently on non-accrual status into proprietary investments with higher yields. Certain additional information on such categorization and the portfolio composition is included in investor presentations that the Company files with the Securities and Exchange Commission (“SEC”).

Liquidity and Capital Resources

As of June 30, 2019, the Company had $5.6 million of cash and cash equivalents, total principal value of debt outstanding of $542.6 million and $330.2 million of undrawn capacity on its credit facility, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 5.1% as of June 30, 2019.

As of June 30, 2019, the Company’s total leverage ratio was 0.58x debt-to-equity.

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its third fiscal quarter 2019 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on August 7, 2019. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers), participant password “Oaktree Specialty Lending.” During the earnings conference call, Oaktree Specialty Lending intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Specialty Lending website, www.oaktreespecialtylending.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Specialty Lending’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10133101, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The firm seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Specialty Lending is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	June 30, 2019 (unaudited)	March 31, 2019 (unaudited)	September 30, 2018
ASSETS
Investments at fair value:
Control investments (cost June 30, 2019: $190,181; cost March 31, 2019: $211,964; cost September 30, 2018: $213,470)	$175,052	$193,416	$196,874
Affiliate investments (cost June 30, 2019: $5,064; cost March 31, 2019: $3,678; cost September 30, 2018: $1,080)	5,964	4,578	2,161
Non-control/Non-affiliate investments (cost June 30, 2019: $1,337,252; cost March 31, 2019: $1,390,882; cost September 30, 2018: $1,392,383)	1,274,015	1,306,894	1,292,166

Total investments at fair value (cost June 30, 2019: $1,532,497; cost March 31, 2019: $1,606,524; cost September 30, 2018: $1,606,933)	1,455,031	1,504,888	1,491,201
Cash and cash equivalents	5,637	12,815	13,380
Restricted cash	—	337	109
Interest, dividends and fees receivable	13,156	9,822	10,272
Due from portfolio companies	1,850	1,407	1,357
Receivables from unsettled transactions	4	1,818	26,760
Deferred financing costs	6,759	6,848	5,209
Derivative assets at fair value	—	563	162
Other assets	2,579	2,819	3,008

Total assets	$1,485,016	$1,541,317	$1,551,458

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,078	$1,505	$3,581
Base management fee and incentive fee payable	9,987	8,922	8,223
Due to affiliate	3,431	1,940	3,274
Interest payable	2,267	2,117	3,365
Payable to syndication partners	—	586	109
Payables from unsettled transactions	—	9,900	37,236
Derivative liability at fair value	206	—	—
Deferred tax liability	719	713	422
Credit facility payable	369,825	424,825	241,000
Unsecured notes payable (net of $2,808, $2,908 and $3,483 of unamortized financing costs as of June 30, 2019, March 31, 2019 and September 30, 2018, respectively)	158,442	158,342	386,485
Secured borrowings at fair value (proceeds June 30, 2019: $11,502; proceeds March 31, 2019: $11,502; proceeds September 30, 2018: $12,314)	9,011	9,011	9,728

Total liabilities	554,966	617,861	693,423

Commitments and contingencies
Net assets:
Common stock, $0.01 par value per share, 250,000 shares authorized; 140,961 shares issued and outstanding as of June 30, 2019, March 31, 2019 and September 30, 2018	1,409	1,409	1,409
Additional paid-in-capital	1,492,739	1,492,739	1,492,739
Accumulated overdistributed earnings	(564,098)	(570,692)	(636,113)

Total net assets (equivalent to $6.60, $6.55 and $6.09 per common share as of June 30, 2019, March 31, 2019 and September 30, 2018, respectively)	930,050	923,456	858,035

Total liabilities and net assets	$1,485,016	$1,541,317	$1,551,458

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2019	Three months ended March 31, 2019	Three months ended June 30, 2018	Nine months ended June 30, 2019	Nine months ended June 30, 2018
Interest income:
Control investments	$2,859	$2,852	$2,737	$9,050	$9,011
Affiliate investments	70	22	161	105	2,027
Non-control/Non-affiliate investments	29,850	31,231	23,629	93,248	71,727
Interest on cash and cash equivalents	131	204	107	605	440

Total interest income	32,910	34,309	26,634	103,008	83,205

PIK interest income:
Control investments	—	—	1,045	67	3,446
Affiliate investments	—	—	52	—	416
Non-control/Non-affiliate investments	1,198	2,280	360	4,243	1,408

Total PIK interest income	1,198	2,280	1,457	4,310	5,270

Fee income:
Control investments	6	7	697	19	945
Affiliate investments	5	5	—	14	48
Non-control/Non-affiliate investments	1,815	1,120	1,728	4,127	6,405

Total fee income	1,826	1,132	2,425	4,160	7,398

Dividend income:
Control investments	735	523	1,331	1,711	4,629

Total dividend income	735	523	1,331	1,711	4,629

Total investment income	36,669	38,244	31,847	113,189	100,502

Expenses:
Base management fee	5,548	5,731	5,909	16,847	16,885
Part I incentive fee	3,787	3,813	2,733	11,328	6,810
Part II incentive fee	607	8,170	—	10,597	—
Professional fees	721	499	924	2,186	4,837
Directors fees	143	142	154	428	507
Interest expense	7,592	8,970	8,291	25,466	26,405
Administrator expense	384	406	466	1,553	1,351
General and administrative expenses	645	705	488	1,981	2,326

Total expenses	19,427	28,436	18,965	70,386	59,121
Fees waived	634	(7,901)	(1,548)	(8,831)	(1,634)

Net expenses	20,061	20,535	17,417	61,555	57,487

Net investment income	16,608	17,709	14,430	51,634	43,015

Unrealized appreciation (depreciation):
Control investments	3,419	3,868	97,000	1,467	89,825
Affiliate investments	—	(181)	72	(181)	(2,159)
Non-control/Non-affiliate investments	20,744	17,108	1,810	37,068	(34,696)
Secured borrowings	—	(76)	377	(95)	2,440
Foreign currency forward contracts	(768)	753	—	(367)	—

Net unrealized appreciation (depreciation)	23,395	21,472	99,259	37,892	55,410

Realized gains (losses):
Control investments	—	—	(91,470)	—	(91,470)
Affiliate investments	—	—	—	—	2,048
Non-control/Non-affiliate investments	(21,112)	25,899	2,033	21,548	4,548
Foreign currency forward contracts	1,268	(686)	—	1,783	—

Net realized gains (losses)	(19,844)	25,213	(89,437)	23,331	(84,874)

Redemption premium on unsecured notes payable	—	—	—	—	(120)
Provision for income tax (expense) benefit	(173)	91	—	(668)	—

Net realized and unrealized gains (losses), net of taxes	3,378	46,776	9,822	60,555	(29,584)

Net increase (decrease) in net assets resulting from operations	$19,986	$64,485	$24,252	$112,189	$13,431

Net investment income per common share — basic and diluted	$0.12	$0.13	$0.10	$0.37	$0.31
Earnings (loss) per common share — basic and diluted	$0.14	$0.46	$0.17	$0.80	$0.10
Weighted average common shares outstanding — basic and diluted	140,961	140,961	140,961	140,961	140,961